Exhibit 99.1

For Immediate Release

February 3, 2006

Greer Bancshares Incorporated

Contact: Dennis Hennett

Phone: (864) 848-5118

Greer Bancshares Incorporated Reports Fourth Quarter

And 2005 Earnings

GREER, SC —Greer Bancshares Incorporated, the parent company of Greer State Bank, today reported net income of $773,000 or 30 cents per diluted share for the quarter ended December 31, 2005, compared to $747,000 or 30 cents per diluted share for the fourth quarter of 2004, an increase in net income of 3.48%. Net income for calendar year 2005 was $2,795,000 or $1.12 per diluted share, up 9.18% from the $2,560,000 or $1.05 per diluted share for calendar year 2004.

Greer State Bank’s balance sheet increased 29.8% in 2005, ending the year with Total Assets of $300 million, up $69 million from the $231 million at year-end 2004. Total loans increased 42.33% to $198 million, and total deposits increased 32.56% to $199 million.

“2005 was a year of extraordinary growth for Greer State Bank with the opening of our new Taylors Office and the addition of several new loan officers,” commented Ken Harper, president of Greer State Bank. “This extraordinary growth required significant investments in people, facilities, and other infrastructure to manage and support the growth; consequently our increase in net income lagged the rate of increase in total assets. We expect future earnings will benefit from this high level of 2005 asset growth,” concluded Harper.

The Board of Directors of Greer Bancshares Incorporated also announced the Company will pay a quarterly cash dividend of 17 cents per share in 2006 on March 15, June 15, September 15, and December 15 to shareholders of record on March 1, June 1, September 1, and December 1 respectively.

Greer State Bank is now in its eighteenth year of operations and serves the greater Greer community with three offices and a fourth office in the Taylors community. Greer Bancshares Incorporated trades on the Over-the-Counter Bulletin Board under the symbol GRBS.

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The Company cautions readers that the statements contained herein regarding the Company’s future financial condition, business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation

Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties include: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) the level of allowance for loan losses; (v) the rate of delinquencies and amounts of charge-offs; (vi) the rate of loan growth; (vii) adverse changes in asset quality and resulting credit risk-related losses and expenses; (viii) general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality; (ix) changes occurring in business conditions and inflation; (x) changes in technology; (xi) changes in monetary and tax policies; (xii) loss of consumer confidence and economic disruptions resulting from terrorist activities; (xiii) changes in the securities markets; and (xiv) other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This release speaks only as of its date, and the Company disclaims any duty to update the information herein.